UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 1, 2018

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On February 1, 2018, Esterline Technologies Corporation (the “Company”) issued a press release announcing financial results for the three months ended December 29, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, supplemental information regarding the financial results for periods presented in the press release is attached hereto as Exhibit 99.2. The press release and the supplemental financial information should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release and as part of the supplemental financial information.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 1, 2018, the Company’s management, after consultation and discussions with Ernst &Young LLP, the Company’s independent registered public accounting firm, and the Audit Committee of the Board of Directors, concluded that the Company’s previously issued financial statements for the fiscal year ended September 29, 2017 included in the Company’s Annual Report on Form 10-K for such period should no longer be relied upon, and determined that the financial statements will be restated due to the identification of an accounting error. The Company’s management will also reassess its internal controls as a result of the identification of the error.

The restatement results from an accounting error in the Company’s Sensors and Systems segment. The accounting error had no effect on cash and is related to intercompany transactions within the Company’s Power System business platform. The Company currently estimated the non-cash accounting errors would reduce reported after-tax earnings for prior periods by approximately $9 million to $10 million in aggregate.

The Company expects to file an amendment on Form 10-K/A to its Annual Report on Form 10-K for the year ended September 29, 2017 to restate the Annual Financial Statements included in the Form 10-K to correct the error described above. Promptly after the filing of the Form 10-K/A, the Company expects to file the 2018 First Quarter Form 10-Q. The Company is seeking to file the amendment on Form 10-K/A and the 2018 First Quarter Form 10-Q as soon as practicable.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release announcing financial results issued by Esterline Technologies Corporation dated February 1, 2018.

99.2	Supplemental Financial Information dated February 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: February 1, 2018	By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Executive Vice President, Chief Financial Officer & Corporate Development